UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/a
   Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange
                                  Act of 1934



      Date of Report (Date of earliest event reported): September 19, 2006


                                    PHC, Inc.
             (Exact Name of Registrant as Specified in its Charter)

                                  Massachusetts
                    (State of Incorporation or Organization)

        0-22916                                         04-2601571
(Commission File Number)                   (I.R.S. Employer Identification No.)


200 Lake Street, Suite 102, Peabody, Massachusetts              01960
 (Address of Principal Executive Offices)                     (Zip Code)


Registrant's telephone number, including area code:  (978) 536-2777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to  Rule 14a-12 under the Exchange  Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4c))



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Item 2.02.  Results of Operations and Financial Condition

The registrant is providing the following information pursuant to Item 2.02. The information being provided consists of the attached revised press release relating to the registrants results of operations and financial condition for the quarter and year ended June 30, 2006. The text of the revised press release is included as Exhibit 99.1 to this report.

In preparation of the Company's annual report on 10-K the Company found a miscalculation in the deferred tax asset which resulted in an increase in deferred tax benefit and related increases in total assets, stockholders equity and net income of $213,447 resulting in increased earnings per share of $.01.

The information furnished pursuant to this Current Report on Form 8-K (including the exhibits hereto) shall not be considered "filed" under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of the registrant's filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Registrant expressly states in such filing that such information is to be considered "filed" or incorporated by reference therein.

Item 9.01 Financial Statements and Exhibits

      (d) The following exhibit is being furnished herewith:

Exhibit No.    Exhibit Description

     99.1      Press release text of PHC, Inc. dated October 16, 2006.



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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                             PHC, INC.


Date:  October 16, 2006                               By:  /s/ Bruce A. Shear
                                                           ___________________
                                                               Bruce A. Shear
                                                               President


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